UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2006

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-27812	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OPERATION.

On January 9, 2006, Taxi Medallion Loan Trust I (the “Trust”), an indirect wholly-owned subsidiary of Medallion Financial Corp., entered into an amendment (the “Amendment”) which amends the Amended and Restated Loan and Security Agreement, dated September 12, 2003, (as previously amended, supplemented or otherwise modified, the “Loan Agreement”), by and between the Trust and Merrill Lynch Commercial Finance Corp. (“Merrill Lynch”). Under the terms of the Amendment, the credit facility contemplated by the Loan Agreement was increased to $475 million in commitment amount and the term of the Loan Agreement was extended to September 2008. In connection with the Amendment, on January 9, 2006, the Trust executed a Second Amended and Restated Promissory Note (the “Note”), in favor of Merrill Lynch, for $475 million in principal amount.

The foregoing descriptions of the Amendment and the Note are qualified in their entirety by reference to the Amendment and the Note, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 8.01. OTHER EVENTS.

Medallion Financial Corp. (the “Company”) issued a press release to the news media announcing, among other things, the execution of the Amendment.

A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
4.1	Second Amended and Restated Promissory Note, dated January 9, 2006, by Taxi Medallion Loan Trust I, in favor of Merrill Lynch Commercial Finance Corp.

10.1	Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 9, 2006, by and between Taxi Medallion Loan Trust I and Merrill Lynch Commercial Finance Corp.

99.1	Press release, dated January 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: January 11, 2006

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Exhibit Index

Exhibit No.	Description
4.1	Second Amended and Restated Promissory Note, dated January 9, 2006, by Taxi Medallion Loan Trust I, in favor of Merrill Lynch Commercial Finance Corp.

10.1	Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 9, 2006, by and between Taxi Medallion Loan Trust I and Merrill Lynch Commercial Finance Corp.

99.1	Press release, dated January 10, 2006.

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